 EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement:
Registration Statement (Form S-8 No. 333-192301) pertaining to the Intercontinental Exchange, Inc. 2013 Omnibus Employee Incentive Plan, the Intercontinental Exchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the Intercontinental Exchange, Inc. 2009 Omnibus Incentive Plan, the Intercontinental Exchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the Intercontinental Exchange, Inc. 2000 Stock Option Plan, the Intercontinental Exchange, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan, the NYSE Euronext Omnibus Incentive Plan, the NYSE Euronext 2006 Stock Incentive Plan, the Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan and the Archipelago Holdings 2004 Stock Incentive Plan;
of our reports dated February 5, 2015, with respect to the consolidated financial statements of Intercontinental Exchange, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Intercontinental Exchange, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Intercontinental Exchange, Inc. for the year ended December 31, 2014.
/s/ Ernst & Young LLP
Atlanta, Georgia
February 5, 2015